EXHIBIT 99.2
------------


                                                                FILED
                                                    SUPERIOR COURT OF CALIFORNIA
                                                           COUNTY OF ORANGE
                                                       CENTRAL JUSTICE CENTER
                                                            JUN 01 2004
                                                 ALAN SLATER, Clerk of the Court
                                                        EIZABETH GAMBOA, DEPUTY
ATKINSON, ANDELSON, LOYA, RUUD & ROMO                   ---------------
A Professional Corporation
Mark T. Patin                         State Bar No. 135398
Edward C. Ho                          State Bar No. 176144
Scott K. Dauscher                     State Bar No. 204105
17871 Park Plaza Drive, Suite 200
Cerritos, California 90703-8597
Telephone: (562) 653-3200  o (714) 826-5480
Facsimile: (562) 653-3333


Attorneys for DEFENDANTS PERSONAL
COMPUTING ENVIRONMENTS, INC. and
ALLAN QUATTRIN

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                    COUNTY OF ORANGE, CENTRAL JUSTICE CENTER



                                                   CASE NO. 04CCO3735

PERSONAL COMPUTING                                 PERSONAL COMPUTING
ENVIRONMENTS KOREA, INC., a.k.a. PCE               ENVIRONMENTS, INC. & ALLAN
KOREA, INC.; A THOUSAND STEPS, INC.,               QUATTRIN'S ANSWER TO
BEN HYNES, AND JIMMY KIM,                          COMPLAINT

                         Plaintiff,                JUDGE:  Michael W. Hayes
                                                   DEPT:   C-24
v.
                                                   COMPLAINT FILED: 03/09/04
PERSONAL COMPUTING                                 TRIAL DATE:
ENVIRONMENTS, INC., a.k.a. PCE, INC.,
a.k.a. P--CE COMPUTERS, INC.; BEN
MOGLIN; ALLAN QUATTRIN and DOES 1
through 1000, inclusive,

                         Defendants,





Defendants PERSONAL COMPUTING ENVIRONMENTS, INC., a.k.a. PCE, INC., a.k.a. P--CE COMPUTERS, INC. and ALLAN QUATTRIN (erroneously sued herein as ALLAN QUATTRAIN) for themselves and no other defendants, answer Plaintiffs' Complaint as follows:


                                 GENERAL DENIAL
                                 --------------

     1.   Pursuant  to the  provisions  of  California  Code of Civil  Procedure section 431.30(d), the answering defendants deny each and every, and all of the statements, allegations, matters or facts stated in the Complaint, and each and




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                               ANSWER TO COMPLAINT
every part thereof, including the whole thereof.

     FOR THEIR AFFIRMATIVE DEFENSES, THE ANSWERING DEFENDANTS ALLEGE AS FOLLOWS:

                              AFFIRMATIVE DEFENSES
                              --------------------

     Each of the following affirmative defenses apply to each Cause of Action unless otherwise specifically set forth to the contrary.


                            FIRST AFFIRMATIVE DEFENSE
                            -------------------------

     2. The answering Defendants allege that the Complaint, and each of its purported causes of action, fails to state facts sufficient to constitute a cause of action against the answering Defendants.

                           SECOND AFFIRMATIVE DEFENSE
                           --------------------------

     3. Plaintiffs have failed to mitigate damages, and to the extent of such failure to mitigate, any damages awarded to Plaintiffs should be reduced accordingly.

                            THIRD AFFIRMATIVE DEFENSE
                            -------------------------

     4. Plaintiffs' Complaint and each cause of action is barred by the statutes of limitation contained in California Code of Civil Procedure sections 337, 338, 339, 340; or any other applicable statute of limitation.

                           FOURTH AFFIRMATIVE DEFENSE
                           --------------------------

     5. By their conduct, Plaintiffs have waived and/or released any right to receive any relief by their Complaint, or any purported cause of action alleged therein.

                            FIFTH AFFIRMATIVE DEFENSE
                            -------------------------

     6. Any recovery on Plaintiffs' Complaint, or purported causes of action alleged therein, are barred because the answering Defendants' disputed conduct was privileged and/or justified.

                            SIXTH AFFIRMATIVE DEFENSE
                            -------------------------

     7. The answering Defendants allege that Plaintiffs, by reason of their acts, omissions, representations and courses of conduct by which Defendants were


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                               ANSWER TO COMPLAINT
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led to rely to their detriment, are barred from any recovery herein by virtue of the doctrine of estoppel.

                           SEVENTH AFFIRMATIVE DEFENSE
                           ---------------------------

     8. The answering Defendants allege that if any equitable relief is claimed to be owed to the Plaintiffs as a result of the Complaint on file herein, it is barred as a result of Plaintiffs' own unclean hands.

                           EIGHTH AFFIRMATIVE DEFENSE
                           --------------------------

     9. The answering Defendants allege that if any equitable relief is claimed to be owed to the Plaintiffs as a result of the Complaint on file herein, it is barred as a result of the doctrine of laches.

                            NINTH AFFIRMATIVE DEFENSE
                            -------------------------

     10. The answering Defendants allege that Plaintiffs materially breached the contract at issue excusing further performance by Defendants.

                            TENTH AFFIRMATIVE DEFENSE
                            -------------------------

     11. The answering Defendants allege the parties rescinded the contract by mutual assent.

                          ELEVENTH AFFIRMATIVE DEFENSE
                          ----------------------------

     12. The answering Defendants allege that Plaintiffs modified the contract by oral agreement.

                           TWELFTH AFFIRMATIVE DEFENSE
                           ---------------------------

     13. The answering Defendants allege full completion of their obligations under the contract.

                         THIRTEENTH AFFIRMATIVE DEFENSE
                         ------------------------------

     14. The answering Defendants have suffered damage by reason of Plaintiffs' conduct and, therefore, the Defendant has the right to offset any amount of money which this Court determines is owed or due to Plaintiffs, if any, by way of said damages.

                         FOURTEENTH AFFIRMATIVE DEFENSE
                         ------------------------------

     15. The injuries and damages, if any, sustained by Plaintiffs as alleged in the Complaint herein, were proximately caused by the acts, errors, omissions,


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                               ANSWER TO COMPLAINT
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negligence  and/or  breaches of obligation of individuals or entities other than the Defendants, including but not limited to Plaintiffs, and as such, the Defendants are not responsible for any such injuries or damages.

                          FIFTEENTH AFFIRMATIVE DEFENSE
                          -----------------------------

     16.  Plaintiffs   did  not  complete  the   conditions   precedent  to  the
Defendants' obligation to perform under the contract. Thus, Defendants are excused from the need to further perform under the contract.

                          SIXTEENTH AFFIRMATIVE DEFENSE
                          -----------------------------

     17. Defendants assert that Plaintiffs materially breached the written contract and damaged the Defendant by their delays. Therefore, these damages serve to set off any claim by Plaintiffs.

                         SEVENTEENTH AFFIRMATIVE DEFENSE
                         -------------------------------

     18. Plaintiffs materially failed to perform their obligations under the contract with Defendants. Thus, Defendants' duty to perform under the contract was discharged for failure of consideration, due to Plaintiffs' failure to perform.

                         EIGHTEENTH AFFIRMATIVE DEFENSE
                         ------------------------------

     19. The answering Defendants allege that the Complaint, and each and every cause of action alleged therein is barred on the grounds that as to each and every written, oral, implied or other contract alleged herein, there was a failure and/or lack of consideration.

                         NINETEENTH AFFIRMATIVE DEFENSE
                         ------------------------------

     20. The answering Defendants allege Plaintiffs have no standing to assert any of the claims in the Complaint.

                          TWENTIETH AFFIRMATIVE DEFENSE
                          -----------------------------

     21. If it is determined that any Defendant has failed to perform one or more of its obligations under any contract or agreement described in the Complaint, performance of each obligation was excused due to impossibility or impracticability in each instance.

                        TWENTY-FIRST AFFIRMATIVE DEFENSE
                        --------------------------------

     22.  The answering Defendants presently have insufficient knowledge or



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                               ANSWER TO COMPLAINT
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information on which to form a belief as to whether it may have  additional,  as yet unstated, defenses available. Defendants reserve herein the right to assert additional defenses in the event discovery indicates that they would be appropriate.

     WHEREFORE, Defendants pray for judgment as follows:

     1.   That Plaintiffs take nothing by their complaint,

     2.   That Defendants recover their costs of suit herein;

     3.   That Defendants  recover  reasonable  attorney's fees incurred herein;
          and

     4. The Court award such other and/or further relief as it deems just and proper.

DATED: June 1, 2004

                                          ATKINSON, ANDELSON, LOYA, RUUD & ROMO



                                          By:  /s/ Scott K. Dauscher
                                             -----------------------------------
                                             Scott K. Dauscher
                                             Attorneys for DEFENDANTS PERSONAL
                                             COMPUTING ENVIROMENTS, INC. and
                                             ALLAN QUATTRIN



































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                               ANSWER TO COMPLAINT

                                PROOF OF SERVICE
                                ----------------

                       (Code Civ. Proc. Section 1013a(3))

STATE OF CALIFORNIA, COUNTY OF LOS ANGELES

     I am employed in the County of Los Angeles, State of California. I am over the age of 18 years and am not a party to the within action; my business address is 17871 Park Plaza Drive, Suite 200, Cerritos, CA 90703-8597.

     On June 1, 2004, I served the following document(s) described as ANSWER TO COMPLAINT on the interested parties in this action as follows:

by placing a true copy thereof enclosed in sealed envelopes addressed as follows:

     Reuben D. Nathan, Esq.                  Attorneys For Plaintiffs
     AZIMY & NATHAN, LLP
     18500 Von Karman Avenue, Suite 500
     Irvine, CA 92612


[X] BY MAIL: I deposited such envelope in the mail at Cerritos, California. The envelope(s) was mailed with postage thereon fully prepaid. I am readily familiar with the firm's practice of collection and processing correspondence for mailing. It is deposited with U.S. postal service on that same day in the ordinary course of business. I am aware that on motion of party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after date of deposit for mailing in affidavit.

[_] BY OVERNIGHT COURIER: I sent such document(s) on June 1, 2004, by with postage thereon fully prepaid at Cerritos, California.

[_]  BY FAX: I sent such document by use of facsimile  machine  telephone number
     (562) 653-3333. Facsimile cover sheet and confirmation is attached hereto indicating the recipients' facsimile number and time of transmission pursuant to California Rules of Court Rule 2008(e). The facsimile machine I used complied with California Rules of Court Rule 2003(3) and no error was reported by the machine.

[_] BY PERSONAL SERVICE: I delivered such envelope by hand to the offices of the addressee(s).


     I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

     Executed on June 1, 2004, at Cerritos, California.



                                                /s/ Michele S. Minasian
                                                --------------------------------
                                                MICHELE S. MINASIAN












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                               ANSWER TO COMPLAINT